Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of BGSF, Inc. (the “Company”) on Form 10-Q for the quarterly period ended July 2, 2023 as filed with the Securities and Exchange Commission on the date hereof, we, the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1)The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2023

By:	/s/ Beth Garvey	By:	/s/ John Barnett
Name:	Beth Garvey	Name:	John Barnett
Title:	President and Chief Executive Officer	Title:	Chief Financial Officer and Secretary
	(Principal Executive Officer)		(Principal Financial Officer)

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Secretary of the Company and will be retained by the Secretary of the Company and furnished to the Securities and Exchange Commission or its staff upon request.